Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER

I, Michael Matvieshen; Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Salamon Group, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-l4(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

the Registrant’s Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2010 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: October 27, 2011	By:	/s/ Michael Matvieshen
Michael Matvieshen
Chief Executive Officer
Principal Financial Officer
Principal Accounting Officer